UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2013

CACHE, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

0-10345	59-1588181
(Commission File Number)	(IRS Employer Identification No.)

1440 Broadway

New York, New York 10018
(Address of principal executive offices and zip code)

(212) 575-3200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Appointment

On April 23, 2013, Arnold Cohen, age 57, joined Cache, Inc. (the “Company”) as Executive Vice President, Chief Marketing Officer.  Mr. Cohen brings over 30 years of retail industry experience to the Company, working with many iconic brands, including J. Crew, Gucci USA, American Eagle Outfitters, Taryn Rose and DSW, among others.  Since 2004, Mr. Cohen has been the managing director of Raspberry Red, a consulting firm focused on digital strategies and web marketing.  Since 2006, Mr. Cohen has been a partner and director of Violife.  Since 2009, Mr. Cohen has served as a partner in Adrianna Jovine Designs.  Mr. Cohen has also served as an executive and consultant for American Eagle Outfitters, where he developed and/or led innovative strategic initiatives.

In connection with his hiring, the Company and Mr. Cohen entered into an offer letter.  The offer letter provides that Mr. Cohen will have an initial annual base salary of $450,000.  Mr. Cohen is guaranteed 20% of his base salary as a bonus at the end of 2013 with the potential to earn a bonus of up to 40% of his base salary based on performance.  Additionally, the Company will grant Mr. Cohen 100,000 shares of restricted stock, 50,000 shares of which are time based and 50,000 shares of which are performance based.  The restricted shares will be subject to vesting over a three year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHE, INC.

Date: April 29, 2013
/s/ Margaret J. Feeney
Margaret J. Feeney
Executive Vice President and Chief Financial Officer